EXECUTION COPY

RECEIVABLES PURCHASE AGREEMENT

dated 13 March 2006

between

MERITOR HVS AB
as Seller

and

Nordic Finance Limited

as Purchaser

and

CITICORP TRUSTEE COMPANY LIMITED
as Programme Trustee

Table of Contents

1.	DEFINITIONS AND CONSTRUCTION………………………………………………………………......	1
2.	PURCHASE AND SALE……………………………………………………………………………………	2
3.	CONDITIONS PRECEDENT TO INITIAL PURCHASE………………………………………………….	4
4.	PAYMENTS, ETC …………………………………………………………………………………………..	4
5.	PERMITTED OBLIGOR SET-OFF .……………………………………………………………..................	5
6.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS………………………………………	5
7.	REMEDIES FOR UNTRUE REPRESENTATION, ETC…………………………………………………	9
8.	FURTHER ASSURANCE……………………………………………………………………………………	10
9.	NOTICES……………………………………………………………………………………………………..	11
10.	ASSIGNMENT AND SUPPLEMENTS…………………………………………………………………….	12
11.	AMENDMENTS AND MODIFICATIONS……………………………………………………………….	12
12.	RIGHTS CUMULATIVE, WAIVERS……………………………………………………………………….	13
13.	APPORTIONMENT………………………………………………………………………………………….	13
14.	PARTIAL INVALIDITY…………………………………………………………………………………….	13
15.	CONFIDENTIALITY…………………………………………………………………………………………	14
16.	NO OBLIGATIONS OR LIABILITIES……………………………………………………………………..	15
17.	CHANGE OF PROGRAMME TRUSTEE…………………………………………………………………..	16
18.	NO LIABILITY AND NO PETITION……………………………………………………………………….	16
19.	LIMITED RECOURSE………………………………………………………………………………………..	17
20.	GOVERNING LAW AND JURISDICTION………………………………………………………………	17
21.	TERMINATION………………………………………………………………………………………………	17

SCHEDULE 1 Eligibility Criteria

SCHEDULE 2 Conclusion of purchase – offer and acceptance and perfection

SCHEDULE 3 Representations, warranties and undertakings

SCHEDULE 4 Standard terms of trade

SCHEDULE 5 Form of purchase price calculation

SCHEDULE 6 Form of solvency certificate

This receivables purchase agreement (the “Agreement”) is made on 13 March 2006 between:

(1)         MERITOR HVS AB, a company incorporated under the laws of Sweden (reg. no. 556550-0237) having its registered office at Ishockeygatan 3, 711 34 Lindesberg, Sweden (the “Seller”);

(2)         Nordic Finance Limited, a company incorporated under the laws of Jersey (registration no. 85494) having its registered office at SG Hambros House, 18 Esplanade, St. Helier, Jersey, Channel Islands JE4 8RT (the “Purchaser”); and

(3)         CITICORP TRUSTEE COMPANY LIMITED, acting through its office at 14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Programme Trustee” which expression shall include such person and all other persons for the time being acting as the security trustee or trustees pursuant to the Master Security Trust Deed as supplemented by the Supplemental Security Trust Deed).

1.	DEFINITIONS AND CONSTRUCTION

1.1	Definitions

              Terms used herein shall bear the meanings given to them in the Master Definitions Schedule dated on or about the date hereof signed for purposes of identification by, among others, the parties hereto.

1.2	Construction

1.2.1	References in this Agreement to any person shall include references to his successors, transferees and assignees and any person deriving title under or through him.

1.2.2

References in this Agreement to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such re-enactment.

1.2.3	References in this Agreement to any agreement or other document shall be deemed also to refer to such agreement or document as amended, varied, supplemented, replaced or novated from time to time.

2.	PURCHASE AND SALE

2.1	Purchase of Receivables

              The Purchaser agrees to purchase Receivables from the Seller on a continuous basis from the date hereof until the Termination Date upon and subject to the terms and conditions of this Agreement.

2.2	Conclusion of purchase - offer and acceptance

     Sale and purchase of Receivables will in each case be concluded as more particularly set out in Part 1 of Schedule 2.

2.3	Purchase Price

The Purchase Price shall be paid and calculated as more particularly set out in Part 2 of Schedule 2.

2.4	VAT

              Any VAT refund collected from the VAT authorities by the Seller following credit losses on a Purchased Receivable shall be for the benefit of the Purchaser and be paid by the Seller to the Purchaser. The Seller undertakes to take any action permissible, and required by the Purchaser, to assist in collecting any such VAT refund for the benefit of the Purchaser, including but not limited to acquiring the Purchased Receivable at a price equal to any VAT refund available for collection and any amounts recoverable from the Permitted Obligor (if any) and to pay such purchase price upon and to the extent of receipt of the VAT refund and any amounts recovered from the Permitted Obligor.

2.5	Perfection

              Each sale and purchase pursuant to Clause 2.2 above shall be perfected through the actions more particularly described in Part 3 of Schedule 2.

2.6	Identification of Purchased Receivables

2.6.1

On each Calculation Date, the Seller shall deliver to the Accounts Administrator or any Information Agent from time to time appointed by the Accounts Administrator, on behalf of the Purchaser, with a copy to the Servicer, a Weekly Data Report electronically or as agreed from time to time between the Accounts Administrator and the Seller not later than 10.00 a.m. (Copenhagen time). The Seller shall identify in the Weekly Data Report each of the Receivables purchased pursuant to Clause 2.2 during the preceding Purchase Period and shall contain a confirmation from the Seller to the effect that the relevant Permitted Obligors have received notification of the assignment in accordance with Clause 2.5 of the transfer of the Receivables identified in the Weekly Data Report. The Weekly Data Report shall be in such format as agreed from time to time between the Accounts Administrator on behalf of the Purchaser and the Seller.

2.6.2

Notwithstanding Clause 2.6.1 , the Purchaser or Accounts Administrator or any Information Agent from time to time appointed by the Accounts Administrator, on behalf of the Purchaser, may at any time demand that the Seller delivers documentation identifying each of the Receivables purchased pursuant to Clause 2.2 since the preceding Calculation Date, such documentation to be delivered as promptly as reasonably possible upon request.

2.7	Delivery of Credit Notes

              On each Calculation Date the Seller shall deliver to the Purchaser a copy of all Credit Notes created in accordance with the Operating Procedures since the last Calculation Date that pertain to any Permitted Obligor in respect of whom the Purchaser has Receivables outstanding.

2.8	Seller’s receipt of payment in respect of Purchased Receivables

              In the event that, notwithstanding the notification referred to in Clause 2.5 , the Seller receives from the Permitted Obligors any payment in respect of Purchased Receivables, the Seller shall pay to the Purchaser promptly following such a receipt, all such Collections received by it in respect of the Purchased Receivables for any Purchase Period to the account of the Purchaser as notified by the Accounts Administrator pursuant to Clause 4.2 .

2.9	Payment

              The Purchaser undertakes to pay any amount owed to the Seller with respect to the First Purchase Instalment and the Second Purchase Instalment to bank account number as set out below with Nordea Bank AB (publ) or as otherwise agreed from time to time between the Accounts Administrator, on behalf of the Purchaser, and the Seller.

                   Bank:              Nordea Bank AB (publ)
                                          Box 126
                                          711 23 Lindesberg

                   Account No:    4085 13 00835

                   Swift address:  NDEASESS

                   IBAN              *1

2.10	Receivables for Collection

              The Purchaser undertakes to collect Receivables not purchased pursuant to Clause 2.2 as more particularly set out in Part 4 of Schedule 2.

3.	CONDITIONS PRECEDENT TO INITIAL PURCHASE

              Completion of the transfer and acquisition of the Receivables intended to be sold on the first Purchase Date is subject to the following conditions precedent:

           (a)         each of the Transaction Documents has been validly executed by all parties thereto;

           (b)         the Purchaser and the Programme Trustee have received a solvency certificate from the Seller substantially in the form of Schedule 6; and

           (c)         the Purchaser and the Programme Trustee have received in form and substance satisfactory to each of them the English Legal Opinion, the Jersey Legal Opinion, the Belgian Legal Opinion and the Swedish Legal Opinion.

4.	PAYMENTS, ETC.

4.1

All amounts to be paid to the Purchaser or the Seller under this Agreement shall be paid on the day when due in immediately available/same day funds to the relevant account and at the times specified below.

4.2

Any amounts payable under this Agreement shall be remitted to the accounts notified in writing to the Seller by the Accounts Administrator no later than the time indicated in such notice in relation to each account.

4.3

All payments made by the Seller under this Agreement shall be made without set-off, counterclaim or withholding. If the Seller is compelled by law or otherwise to make any deduction, the Seller shall pay any additional amount as will result in the net amount received by the Purchaser being equal to the full amount which would have been received had there been no deduction or withholding.

5.	PERMITTED OBLIGOR SET-OFF

5.1

If, in respect of any amount due in respect of a Purchased Receivable, a Permitted Obligor claims any right of set-off, compensation, retention or counterclaim in respect of such Purchased Receivable with the result that payment in respect of such Purchased Receivable or any part thereof is not received by the Purchaser on the due date for payment, the Seller agrees that it will, immediately upon becoming aware of the fact, notify the Accounts Administrator. Any such amount representing set-off, compensation, retention or counterclaim shall be deducted from the First Purchase Instalments paid on the next Settlement Date. In the event there are no First Purchase Instalments due on such Settlement Date, or the amount of such First Purchase Instalments is less than the amount representing set-off, compensation, retention or counterclaim, the Seller shall pay to the Purchaser an amount equal to the payment in respect of such Purchased Receivable or the relevant part thereof which is not received by the Purchaser. In the event the Transaction is terminated after the exercise of such right of set-off, compensation, retention or counterclaim and there is no Settlement Date on which an amount under this Clause 5.1 can be payable by the Seller, the Seller shall pay such amount to the Purchaser on or before the date the Transaction is terminated or promptly thereafter.

5.2

For the avoidance of doubt no deduction from the First Purchase Instalment or other payment to the Seller shall be made pursuant to Clause 5.1 to the extent that deduction or payment in respect of the same amounts arising from the same matter or circumstance has previously been made under any other provision of this Agreement.

6.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.1	Warranties relating to the Seller

              As at each Purchase Date, the Seller shall make the representations and warranties to the Purchaser and the Programme Trustee in the terms set out in Part 1 of Schedule 3 in relation to the Seller and with reference to the facts and circumstances subsisting on such Purchase Date.

6.2	Warranties relating to Purchased Receivables

              As at each Purchase Date, the Seller shall make the representations and warranties severally to the Purchaser and the Programme Trustee in the terms set out in Part 2 of Schedule 3 with respect to the Receivables to be sold by it and purchased by the Purchaser on such Purchase Date with reference to the facts and circumstances subsisting on such Purchase Date.

6.3	Obligation to notify in case of incorrect representations, etc.

              The Seller shall forthwith notify the Purchaser if any of the representations and warranties referred to in this Clause 6 were incorrect when made promptly upon becoming aware thereof.

6.4	Covenants and undertakings

              The Seller covenants and undertakes with and to the Purchaser and the Programme Trustee as follows:

           (a)          Indemnity against claims: neither the Purchaser nor the Programme Trustee shall have any obligation or liability with respect to any Purchased Receivables or Receivables for Collection (if any) nor will the Purchaser or the Programme Trustee be required to perform any of the obligations of the Seller (or any of its agents) under any such contracts save, in each case, as specifically provided in this Agreement. The Seller will on demand indemnify and keep indemnified the Purchaser and the Programme Trustee against any cost, claim, loss (for the avoidance of doubt not including credit losses in respect of Defaulted Receivables), expense, liability or damages (including legal costs and out-of-pocket expenses) (save to the extent that such cost, claim, loss, expense, liability or damage shall not have arisen as a consequence of any breach of this Agreement by, or as a result of the wilful misconduct or negligence of the Purchaser and/or as a result of any wilful default or negligence of the Programme Trustee) reasonably and properly incurred or suffered by the Purchaser and/or the Programme Trustee as a consequence of any claim or counterclaim or action of whatsoever nature made or taken by a Permitted Obligor or any third party arising out of or in connection with any Purchased Receivables, the Receivables for Collection (if any) or any services which are the subject of such Purchased Receivables or Receivables for Collection (if any);

           (b)         Indemnity against breach: the Seller will on demand indemnify and keep indemnified the Purchaser and the Programme Trustee against any cost, claim, loss, expense, liability or damages (including legal costs and out-of-pocket expenses) reasonably and properly incurred or suffered by the Purchaser or the Programme Trustee as a consequence of any breach by the Seller of this Agreement (save to the extent that such cost, claim, loss, expense, liability or damages shall not have arisen as a consequence of any breach of this Agreement by, or as a result of the wilful misconduct or negligence of the Purchaser or as a result of any wilful default or negligence of the Programme Trustee);

           (c)          Indemnity on termination: if the Seller shall determine the Termination Date, it shall on demand indemnify the Purchaser against all Funding Costs incurred by the Purchaser as a result of such termination, which, for the avoidance of doubt, include Funding Costs which are incurred on or after the Termination Date;

           (d)         No set-off: the Seller shall not take any action which would cause any set-off, counterclaim, credit, discount, allowance, right of retention or compensation, right to make any deduction, equity or any other justification for the non-payment of any of the amounts payable under any Purchased Receivable (whether by the relevant Permitted Obligor or otherwise) without the prior written consent of the Purchaser (acting through the Accounts Administrator) except as otherwise permitted by the Transaction Documents including the Operating Procedures;

           (e)          Authorisations, approvals, licences, consents etc.: the Seller shall obtain, comply with the terms of, and maintain in full force and effect, all authorisations, approvals, licences and consents required in or by the laws and regulations of Sweden and any other applicable law to enable it to perform its obligations under this Agreement;

           (f)          No other dealing: the Seller will not dispose, sell, transfer or assign, create any interest in (including Security Interest), or deal with any of the Purchased Receivables in any manner whatsoever or purport to do so except as permitted by this Agreement and/or the Servicing Agreement;

          (g)          No other action: the Seller will not knowingly take any action which may prejudice the validity or recoverability of any Purchased Receivable or which may otherwise adversely affect the benefit which the Purchaser may derive from such Purchased Receivable pursuant to this Agreement, except as permitted pursuant to the Operating Procedures;

          (h)          Tax payments: the Seller will pay or procure the payment (as required by law) of all amounts of Swedish value added tax and make all relevant returns in respect of Swedish value added tax in relation to the Purchased Receivables;

          (i)           No amendment: the Seller will not amend (i) the Standard Terms of Trade without the prior written consent of the Accounts Administrator (such consent of the Accounts Administrator not to be unreasonably withheld or delayed) and the Rating Agencies and (ii) the Operating Procedures without the prior written consent of the Accounts Administrator, such consent not to be unreasonably withheld or delayed. If the Accounts Administrator or any of the Rating Agencies does not consent to any amendment to the Standard Terms of Trade and/or the Operating Procedures, any Receivable generated under the amended Standard Terms of Trade and/or the Operating Procedures shall be deemed to be ineligible;

          (j)           Notice of default: the Seller shall promptly upon becoming aware of the same inform the Accounts Administrator and the Programme Trustee of any occurrence which might adversely affect its ability to perform its obligations under this Agreement and from time to time, if so requested by the Accounts Administrator, confirm to the Accounts Administrator and the Programme Trustee in writing that, save as otherwise stated in such confirmation, no such occurrence has occurred and is continuing;

         (k)           Delivery of reports: the Seller shall deliver to the Accounts Administrator and the Programme Trustee, sufficient copies of each of the following documents, in each case at the time of issue thereof:

                     (i)           every report, circular, notice or like document issued by the Seller to its creditors generally; and

                    (ii)           (if the Accounts Administrator so requires) a certificate from its CFO stating that the Seller as at the date of its latest consolidated audited accounts was in compliance with the covenants and undertakings in this Agreement (or if it was not in compliance indicating the extent of the breach).

         (l)             Provision of further information: subject to applicable legislation, the Seller shall provide the Accounts Administrator and the Programme Trustee with such financial and other information concerning the Seller and its affairs as the Accounts Administrator or the Programme Trustee may from time to time reasonably require and which is available to the Seller.

        (m)            Notice of misrepresentation: The Seller shall promptly upon becoming aware of the same notify the Accounts Administrator and the Programme Trustee of any misrepresentation by the Seller under or in connection with any Transaction Document to which it is a party.

6.5	Mitigation

The Purchaser undertakes to take such steps which are practicable and reasonable to mitigate any amounts the Seller is liable to pay pursuant to Clause 6.4 (a) through (c), provided that the Purchaser shall be under no obligation to take any steps if, in the opinion of the Purchaser, to do so might have any adverse effect upon its business, operations or financial condition or upon its ability to make payments when due to the Issuer.

6.6	Representations and Warranties relating to the Purchaser

6.6.1

As at each Purchase Date and each Calculation Date, the Purchaser shall make the representations and warranties to the Seller in the terms set out in Part 3 of Schedule 3 with reference to the facts and circumstances subsisting on each such Purchase Date and Calculation Date.

6.6.2	The Seller shall have the option to terminate this Agreement upon any material breach of the representations and warranties referred to in this Clause 6.6 by the Purchaser.

7.	REMEDIES FOR UNTRUE REPRESENTATION, ETC.

7.1

If at any time after the Settlement Date in respect of any Purchased Receivable it shall become apparent that any of the representations and warranties set out in Part 2 of Schedule 3 relating to or otherwise affecting such Purchased Receivable was untrue or incorrect when made by reference to the facts and circumstances subsisting at the date on which such representations and warranties were given, the Seller shall, within ten (10) Business Days of receipt of written notice thereof from the Purchaser (or the Accounts Administrator) or the Programme Trustee, remedy or procure the remedy of the matter giving rise thereto if such matter is capable of remedy and, if such matter is not capable of remedy or is not remedied within the said period of ten (10) Business Days, then following the expiry of such ten (10) Business Day period or, if later, on the Settlement Date next following the end of the Purchase Period during which the due date for payment of such Purchased Receivable fell, the Seller shall pay to the Purchaser an amount equal to the difference (if any) between (i) the amount due for payment in respect of such Purchased Receivable on such due date and (ii) the amount of Collections received in respect of such Purchased Receivable on or before such due date, to the extent such difference was caused by, or has any connection with, the breach of the relevant representation and warranty. If the Seller shall otherwise become aware of such untrue or incorrect representation and warranty other than by written notification from the Purchaser (or the Accounts Administrator) or the Programme Trustee, it shall immediately notify the Accounts Administrator and the Programme Trustee of such untrue or incorrect representation and warranty. In the event the Transaction is terminated prior to the date on which an amount under this Clause 7.1 would have been payable by the Seller, the Seller shall pay such amount following receipt of the said written notice from the Purchaser (or the Accounts Administrator) or the Programme Trustee on or before the date the Transaction is terminated or promptly thereafter.

7.2

Notwithstanding Clause 7.1 , if at any time after the Purchase Date but prior to collection of payments in full in relation to any Purchased Receivables it shall become apparent that the representation and warranty set out in paragraph (d) of Part 2 of Schedule 3 relating to or otherwise affecting such Purchased Receivable was untrue or incorrect when made by reference to the facts and circumstances subsisting at the date on which such representations and warranties were given, then the Seller shall repurchase such Purchased Receivable for a price equal to the sum of (i) the Purchase Price for such Purchased Receivable (taking into account any Collections received in respect of such Purchased Receivable prior to the repurchase), and (ii) the Funding Costs attributable to such Purchased Receivable, and see to it that notice of such repurchase is given to the relevant Permitted Obligor. Any Collections received by the Purchaser in respect of such repurchased Purchased Receivables after the Seller has paid the price for such repurchase shall be paid to the Seller promptly upon receipt.

8.	FURTHER ASSURANCE

8.1

The Seller hereby undertakes not to take any steps or cause any steps to be taken in respect of the Purchased Receivables or the services supplied thereunder save in accordance with the proper performance of its duties as Servicer under the Servicing Agreement or as provided in this Agreement.

8.2	For the avoidance of doubt, this undertaking shall apply (without limitation) to the following:

                         (a)     any termination, waiver, amendment or variation in relation to any  Purchased Receivables save in accordance with the Operating Procedures or as permitted by the Transaction Documents to which the Seller is a party;

                         (b)     any assignment or sale of any Purchased Receivables; and

                         (c)     any disposal of its right, title, interest, benefit or power in any Purchased Receivables (except pursuant to or in accordance with the Servicing Agreement).

8.3

The Seller undertakes at the request of the Purchaser or the Programme Trustee through the Accounts Administrator to produce and deliver Records concerning the Purchased Receivables as the Accounts Administrator may reasonably request for enforcement or accounting purposes.

8.4

In the event that such Records as referred to in Clause 8.3 are not produced reasonably promptly, the Seller shall permit any persons nominated by the Accounts Administrator or the Programme Trustee at any time during normal business hours upon five (5) Business Days written notice to enter any premises owned or occupied by it or its agents where the Records and other information concerning Purchased Receivables are kept to have access (subject to appropriate supervision provided by the Seller and provided that the Seller shall not unreasonably delay the provision of such supervision) to, examine and make copies of all Records relating to the Purchased Receivables and the performance by the Seller of its obligations hereunder. Such access shall include the right to have access to and use (subject to appropriate supervision provided by the Seller and provided that the Seller shall not unreasonably delay the provision of such supervision) all computer passwords necessary to gain access to the relevant computer records.

8.5

The parties hereto acknowledge that the Purchaser has pledged all its title to and interest in the Purchased Receivables to the Programme Trustee, on behalf of the Purchaser Beneficiaries (as defined in the Supplemental Security Trust Deed) as security for the due and punctual performance by the Purchaser of the Purchaser Secured Obligations (as defined in the Supplemental Security Trust Deed). All the parties hereby undertake to use, upon notice from the Programme Trustee, all reasonable efforts and take all actions as the Programme Trustee may reasonably require in order for such pledge to be perfected.

9.	NOTICES

              Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served or given if delivered by hand or sent by prepaid first-class post or by facsimile transmission and shall be deemed to be given (in case of notice delivered by hand or post) when delivered or (in the case of any notice by facsimile transmission) upon receipt in legible form and shall be delivered or sent:

                   The Purchaser:                      Nordic Finance Limited

                                                               SG Hambros House

                                            18 Esplanade, St. Helier

                                            Jersey, Channel Islands

                                                               JE4 8RT
                                                               Attention: the Company Secretary

                                                               Facsimile No: +44 1534 887 710

                   with a copy to the
                   Accounts Administrator:        Structured Finance Servicer A/S
                                                               Christiansbro, 3 Strandgade,
                                                               DK-1401 Copenhagen K,
                                                               Denmark
                                                               Attention: Structured Finance
                                                               Servicer A/S

                                                               Facsimile No: +45 3333 2697

                    The Seller:                           Meritor HVS AB
                                                               Ishockeygatan 3,
                                                               SE-711 34 Lindesberg,
                                                               Sweden
                                                               Attention: Göran Wahlstedt

                                                               Facsimile No. +46 581 843 68

                    with a copy to:                    ArvinMeritor, Inc.,
                                                              2135 W. Maple Road,
                                                              Troy, MI 48084-7186,
                                                              United States
                                                              Attention: Scott Stevens

                                                              Facsimile No: +1 248 435 0663,

              or to such other address or facsimile number or for the attention of such other person as may from time to time be notified by any party to each of the other parties by written notice in accordance with the provisions of this Clause 9 .

10.	ASSIGNMENT AND SUPPLEMENTS

This Agreement may be assigned by the Purchaser to the Programme Trustee.

11.	AMENDMENTS AND MODIFICATIONS

              No amendment, modification, variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties hereto. No amendment of this Agreement shall be made unless the Purchaser has received written confirmation from the Rating Agencies that the ratings then assigned to the Notes are not adversely affected thereby.

12.	RIGHTS CUMULATIVE, WAIVERS

              The respective rights of each party under or pursuant to this Agreement are cumulative, and are in addition to their respective rights under the general law. The respective rights of each party under or pursuant to this Agreement shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and, in particular, any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.

13.	APPORTIONMENT

             The parties agree that if a Permitted Obligor, owing a payment obligation which is due in respect of a Purchased Receivable and any other moneys which are due for any reason whatsoever to the Seller and which according to this Agreement shall be made to the Purchaser, makes a general payment to the Purchaser (or the Seller) and makes no apportionment between them as to whether it relates to Purchased Receivables or Receivables for Collection, then such payment shall be treated as though the Permitted Obligor had appropriated the same first to the Purchased Receivables and shall be treated as a Collection in respect of such Purchased Receivable for all purposes of this Agreement and any remaining amounts shall be apportioned to Receivables for Collection.

14.	PARTIAL INVALIDITY

              If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability in such jurisdiction shall not render invalid, illegal or unenforceable such provisions in any other jurisdiction or affect the remaining provisions of this Agreement. Such invalid, illegal or unenforceable provision shall be replaced by the parties with a provision which comes as close as reasonably possible to the commercial intentions of the invalid, illegal or unenforceable provision.

15.	CONFIDENTIALITY

             None of the parties shall during the continuance of this Agreement or after its termination disclose to any person, firm or company whatsoever, or make use of (other than in accordance with the Transaction Documents) any information relating to the business, finances or other matters of a confidential nature of any other party to this Agreement of which it may in the course of its duties under this Agreement or otherwise have become possessed (including, without limitation and without prejudice to the generality of the foregoing any information concerning the identity or creditworthiness of any Permitted Obligor (all and any of the foregoing being “Confidential Information”)) and all the parties shall use all reasonable endeavours to prevent any such disclosure or use provided however that the provisions of this Clause 15 shall not apply:

          (a)           Permitted parties: to the disclosure of any information to any person who is a party to any of the Transaction Documents (to the extent such Transaction Documents relates to the Transaction as contemplated by this Agreement) or to the Information Agent as expressly permitted by the Transaction Documents;

          (b)          Known information: to the disclosure of any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents (to the extent such Transaction Documents relates to the Transaction as contemplated by this Agreement);

          (c)          Public knowledge: to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

          (d)          Legal requirement: to the extent that the recipient is required to disclose the same pursuant to any law or order of any court of competent jurisdiction or pursuant to any direction or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory or taxation authority in any part of the world (including, without limitation, any official bank examiners or regulators);

          (e)          Rights and duties: to the extent that the recipient needs to disclose the same for the exercise, protection or enforcement of any of its rights under any of the Transaction Documents or, for the purpose of discharging, in such manner as it reasonably thinks fit, its duties or obligations under or in connection with the Transaction Documents in each case to such persons as require to be informed of such information for such purposes (including for these purposes, without limitation, disclosure to any rating agency);

          (f)           Professional advisers: to the disclosure of any information to professional advisers or auditors of the relevant party in relation to, and for the purpose of, advising such party or complying with their duties as auditors;

          (g)          Financial institutions: to the disclosure in general terms of any information to financial institutions servicing the relevant party in relation to finances, insurance, pension schemes and other financial services;

          (h)          Written consent: to the disclosure of any information with the written consent of all of the parties hereto;

          (i)           Substitute Servicer: to the disclosure of any information disclosed to a prospective substitute servicer pursuant to the Servicing Agreement, provided such prospective substitute servicer executes a confidentiality agreement in form and substance satisfactory to the Purchaser;

          (j)           Rating Agencies: to the disclosure of any information which either of the Rating Agencies may require to be disclosed to it;

         (k)           Viking Asset Securitisation Limited and Viking Asset Securitisation Holdings Limited: to the disclosure of information to Viking Asset Securitisation Limited and Viking Asset Securitisation Holding Limited or to any person providing finance to Viking Asset Securitisation Limited and Viking Asset Securitisation Holding Limited (or to anyone acting on behalf of such a person);

          (l)           Group companies: to the disclosure of information to companies belonging to the same group of companies as the Seller; and

         (m)           Permitted Obligors: to the disclosure of information to Permitted Obligors necessary for the performance of the Seller’s obligations hereunder, or reasonably incidental thereto.

16.	NO OBLIGATIONS OR LIABILITIES

16.1

The Purchaser acknowledges and agrees that (i) the Programme Trustee is a party to this Agreement for the purpose only of taking the benefit of this Agreement and for the better enforcement of its rights under the Master Security Trust Deed as supplemented by the Supplemental Security Trust Deed and (ii) the Programme Trustee shall assume no obligations or liabilities to the Seller or the Purchaser or to any other person by virtue of the provisions of this Agreement except as otherwise determined by the Transaction Documents to which the Programme Trustee is a party.

16.2

The Seller acknowledges and agrees that (i) the Programme Trustee is a party to this Agreement for the purpose only of taking the benefit of this Agreement in the manner and as set out in Clause 16.1 and (ii) the Programme Trustee shall assume no obligations or liabilities to the Seller or to any other person by virtue of this Agreement.

17.	CHANGE OF PROGRAMME TRUSTEE

              If there is any change in the identity of the Programme Trustee or appointment of an additional trustee in accordance with the provisions of the Master Security Trust Deed as supplemented by the Supplemental Security Trust Deed, the Seller and the Accounts Administrator shall execute such documents and take such action as the new trustee, the retiring Programme Trustee or, as the case may be, the existing Programme Trustee may properly require for the purpose of vesting in the new trustee the rights of the outgoing Programme Trustee under this Agreement.

18.	NO LIABILITY AND NO PETITION

18.1

No recourse under any obligation, covenant, or agreement of any party contained in this Agreement shall be had against any shareholder, officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that this Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of the relevant party as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such relevant party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every shareholder, officer, agent or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Agreement.

18.2

Without prejudice to the rights of the Programme Trustee to enforce the security created pursuant to the Issuer Security Trust Deed, the Master Security Trust Deed as supplemented by the Supplemental Security Trust Deed, the Swedish Pledge Agreement and the Collection Accounts Pledge Agreement, each of the Programme Trustee and the Seller hereby agrees that it shall not, until the expiry of one (1) year and one (1) day after the payment of all sums outstanding and owing under the latest maturing note issued under the CP Programme take any corporate action or other steps or legal proceedings for the winding-up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of the Issuer or the Purchaser or of any or all of the Issuer’ s or the Purchaser’s revenues and assets.

19.	LIMITED RECOURSE

              In the event that the security created by the Master Security Trust Deed as supplemented by the Supplemental Security Trust Deed, the Swedish Pledge Agreement and the Collection Accounts Pledge Agreement is enforced and the proceeds of such enforcement are insufficient, after payment of all other claims ranking in priority to the claims hereunder or thereunder, to repay in full all principal or pay in full all interest and other amounts whatsoever hereunder or thereunder, then until such amounts have been paid in full the Seller shall have no further claim against the Purchaser (or the Programme Trustee) in respect of any such unpaid amounts and any resultant claim shall have expired.

20.	GOVERNING LAW AND JURISDICTION

20.1	This Agreement is governed by and shall be construed in accordance with Swedish law.

20.2	The courts of Sweden shall have non-exclusive jurisdiction over matters arising out of or in connection with this Agreement. The City Court of Stockholm shall be court of first instance.

21.	TERMINATION

              This Agreement shall remain in full force and effect until the Termination Date, provided, however, that the rights and remedies of a party with respect to any breach of any warranty made by another party in or pursuant to this Agreement, the provisions of Clause 18 and Clause 19 and the indemnification and payment provisions of this Agreement shall be continuing and shall survive any termination of this Agreement.

____________________

This Agreement has been entered into on the date stated at the beginning of this Agreement.

For and on behalf of

Meritor HVS AB

By:

By:

For and on behalf of

NORDIC FINANCE LIMITED

By:

By:

For and on behalf of

CITICORP TRUSTEE COMPANY LIMITED

By:

By:

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1 Redacted as is confidential.